Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES RECORD RESULTS FOR SECOND QUARTER 2013

Exceeds second quarter revenue and EPS guidance;

Revenue up 7% sequentially and 20% year-over-year;

Increases full-year revenue and EPS guidance

TEANECK, N.J., August 6, 2013 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its second quarter 2013 financial results.

Highlights – Second Quarter 2013

•	Quarterly revenue rose to $2.161 billion, up 7.0% sequentially and 20.4% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.99, compared to $0.82 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense and acquisition-related charges, was $1.07, compared to $0.89 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS include the impact of $0.07 in net non-operating foreign exchange losses.

•	Net headcount addition for the quarter was approximately 1,600.

Revenue for the second quarter of 2013 rose to $2.161 billion, up 20.4% from $1.795 billion in the second quarter of 2012. GAAP net income was $300.4 million, or $0.99 per diluted share, compared to $251.9 million, or $0.82 per diluted share, in the second quarter of 2012. Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense and acquisition-related charges, was $1.07, compared to $0.89 in the second quarter of 2012. GAAP operating margin for the quarter was 19.7%. Non-GAAP operating margin was 21.4%, higher than the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“As we celebrate the 15th anniversary of our public listing on the NASDAQ stock exchange, we are delighted to yet again deliver industry-leading revenue growth,” said Francisco D’Souza, Chief Executive Officer. “Our 15 year record of revenue and earnings growth is a testament to our long-term strategy of reinvesting in our business to stay relevant to our clients’ changing needs and to provide increasing value as we grow each of those trusted relationships. This reinvestment strategy continues to enable Cognizant to excel in our core services while simultaneously investing in multiple horizons of growth, thereby continuing to position us well for the future.”

“Economic pressures and long-term secular industry shifts have been driving fundamental changes in client demands,” said Gordon Coburn, President. “Clients are increasingly turning to Cognizant to address their dual mandate of running better, or enhancing performance in their current businesses, and running different, or helping improve the positioning of their businesses for future success. As a result of Cognizant’s ability to address this dual mandate from one integrated platform, we are seeing strong market demand for our services which is allowing us to increase our revenue guidance for the full year.”

2013 Outlook – Third Quarter and Full Year

The Company is providing the following guidance:

•	Third quarter 2013 revenue anticipated to be at least $2.25 billion.

•	Third quarter 2013 diluted EPS expected to be $1.00 on a GAAP basis and $1.09 on a non-GAAP basis.

•	Fiscal 2013 revenue expected to be at least $8.74 billion, up at least 19% compared to 2012.

•	Fiscal 2013 diluted EPS expected to be at least $3.96 on a GAAP basis, and $4.32 on a non-GAAP basis.

•	EPS guidance excludes any future net non-operating foreign exchange gain or loss.

“Continued healthy demand in the second quarter resulted in broad-based growth across our industries, geographies and services, thereby driving significant revenue and EPS outperformance,” said Karen McLoughlin, Chief Financial Officer. “Excluding the $0.07 of non-operating foreign exchange loss, which was not included in our guidance, we are pleased that we exceeded our non-GAAP EPS guidance for the quarter by $0.08. In addition, strong cash flows during the quarter allowed us to increase our cash and short-term investment balances to approximately $2.9 billion while repurchasing over $115 million of shares under our stock repurchase program during the quarter.”

Conference Call

Cognizant will host a conference call August 6, 2013 at 8:00 a.m. (Eastern) to discuss the Company’s second quarter 2013 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide the following conference passcode: Cognizant Call.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 417763 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Tuesday, August 20, 2013. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 164,300 employees as of June 30, 2013, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Historically, we sought to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Beginning with 2013, we continue to seek to manage the company to the same targeted operating margin, but we now also exclude acquisition-related charges, in addition to excluding stock-based compensation expense, in setting our internal operating targets. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Our 2012 non-GAAP measures have been adjusted to reflect this change. We believe providing investors with an operating view consistent with how we manage the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial information that does not include stock-based compensation expense and acquisition-related charges for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding these costs provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and acquisition-related charges.

In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$2,161,240	$1,795,220	$4,181,978	$3,506,569

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,272,013	1,030,889	2,471,978	2,015,409
Selling, general and administrative expenses	420,526	396,771	833,730	770,949
Depreciation and amortization expense	41,898	35,602	83,560	70,354

Income from operations	426,803	331,958	792,710	649,857

Other income (expense), net:
Interest income	13,080	9,984	26,327	21,056
Other, net	(19,486)	(6,850)	(21,457)	(13,544)

Total other income (expense), net	(6,406)	3,134	4,870	7,512

Income before provision for income taxes	420,397	335,092	797,580	657,369

Provision for income taxes	119,987	83,160	212,961	161,786

Net income	$300,410	$251,932	$584,619	$495,583

Basic earnings per share	$1.00	$0.83	$1.94	$1.64

Diluted earnings per share	$0.99	$0.82	$1.92	$1.61

Weighted average number of common shares outstanding - Basic	301,670	302,225	301,762	302,827

Weighted average number of common shares outstanding - Diluted	304,446	307,326	304,811	308,267

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30, 2013	December 31, 2012

Assets

Current Assets

Cash and cash equivalents	$1,678,205	$1,570,077

Short-term investments	1,222,364	1,293,681

Trade accounts receivable, net of allowances of $29,571 and $25,816, respectively	1,560,856	1,345,661

Unbilled accounts receivable	224,371	183,085

Deferred income tax assets, net	228,131	201,894

Other current assets	220,034	219,896

Total Current Assets	5,133,961	4,814,294

Property and equipment, net	1,017,705	971,486

Goodwill	412,647	309,185

Intangible assets, net	121,991	87,475

Deferred income tax assets, net	165,942	178,824

Other noncurrent assets	160,074	160,307

Total Assets	$7,012,320	$6,521,571

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$94,069	$108,707

Deferred revenue	134,192	149,696

Accrued expenses and other current liabilities	1,129,036	1,118,927

Total Current Liabilities	1,357,297	1,377,330

Deferred income tax liabilities, net	14,548	2,777

Other noncurrent liabilities	316,727	287,081

Total Liabilities	1,688,572	1,667,188

Stockholders’ Equity	5,323,748	4,854,383

Total Liabilities and Stockholders’ Equity	$7,012,320	$6,521,571

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

GAAP income from operations	$426,803	$331,958	$792,710	$649,857

Add: Stock-based compensation expense (a)	30,237	26,271	59,330	57,650

Add: Acquisition-related charges (b)	5,912	1,228	12,566	7,548

Non-GAAP income from operations	$462,952	$359,457	$864,606	$715,055

GAAP operating margin	19.7%	18.5%	19.0%	18.5%

Effect of above adjustments	1.7%	1.5%	1.7%	1.9%

Non-GAAP operating margin	21.4%	20.0%	20.7%	20.4%

GAAP diluted earnings per share	$0.99	$0.82	$1.92	$1.61

Effect of above adjustments, net of tax	0.08	0.07	0.17	0.16

Non-GAAP diluted earnings per share	$1.07	$0.89	$2.09	$1.77

Notes:

(a)	For the three months ended June 30, 2013, the $30,237 adjustment to exclude stock-based compensation from income from operations includes $4,568, which was reported in cost of revenues and $25,669, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended June 30, 2012, the $26,271 adjustment to exclude stock-based compensation from income from operations includes $4,157, which was reported in cost of revenues and $22,114, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the six months ended June 30, 2013, the $59,330 adjustment to exclude stock-based compensation from income from operations includes $9,115, which was reported in cost of revenues and $50,215, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the six months ended June 30, 2012, the $57,650 adjustment to exclude stock-based compensation from income from operations includes $8,764, which was reported in cost of revenues and $48,886, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Adjustments to exclude acquisition-related charges, including the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, integration costs and other acquisition-related costs.

The above tables serves to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended June 30, 2013
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$910,707	42.1%	6.5%	23.6%
Healthcare	541,574	25.1%	6.2%	11.8%
Manufacturing/Retail/Logistics	461,594	21.4%	8.4%	28.7%
Other	247,365	11.4%	7.8%	14.8%

Total Revenue	$2,161,240		7.0%	20.4%

Revenue by Geography:
North America	$1,677,394	77.6%	6.0%	16.9%
United Kingdom	233,845	10.8%	8.1%	27.8%
Rest of Europe	153,383	7.1%	16.3%	53.8%

Europe - Total	387,228	17.9%	11.2%	37.0%
Rest of World	96,618	4.5%	7.0%	24.6%

Total Revenue	$2,161,240		7.0%	20.4%

	Six Months Ended June 30, 2013
				Growth %
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$1,766,048	42.2%		23.4%
Healthcare	1,051,593	25.1%		10.5%
Manufacturing/Retail/Logistics	887,440	21.2%		28.0%
Other	476,897	11.4%		10.9%

Total Revenue	$4,181,978			19.3%

Revenue by Geography:
North America	$3,259,585	77.9%		16.6%
United Kingdom	450,253	10.8%		23.9%
Rest of Europe	285,231	6.8%		40.3%

Europe - Total	735,484	17.6%		29.8%
Rest of World	186,909	4.5%		29.6%

Total Revenue	$4,181,978			19.3%